Exhibit 99.1

Hut 8 Signs 15-Year, 245 MW AI Data Center Lease at River Bend Campus with Total Contract Value of $7.0 Billion

15-year 245 MW IT lease valued at $7.0 billion over the base term and up to $17.7 billion if all renewal options are exercised

Google providing a financial backstop covering obligations for the 15-year base lease term

Hut 8 to implement an institutional-grade execution model designed to de-risk project delivery with blue-chip counterparties—Entergy (NYSE: ETR), J.P. Morgan (NYSE: JPM), Goldman Sachs (NYSE: GS), Vertiv (NYSE: VRT), and Jacobs (NYSE: J)

MIAMI, FL, December 17, 2025 – Hut 8 Corp. (Nasdaq, TSX: HUT) (“Hut 8” or the “Company”), an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases, today announced that it has signed a 15-year, $7.0 billion lease (the “Agreement”) with Fluidstack for 245 megawatts (MW) of IT capacity at its River Bend data center campus in Louisiana (the “Transaction”). The Agreement grants Fluidstack a Right of First Offer (ROFO) for up to an additional 1,000 MW of IT capacity at future expansion phases of the campus, subject to the expansion of power at the site.

Transaction Highlights

-	Lease Structure: Triple net (NNN) lease.
-	Base-Term Contract Value: Total contract value of $7.0 billion over a 15-year base lease term, inclusive of a 3.0% annual base rent escalator.
-	Counterparty Financial Support: Google, a subsidiary of Alphabet Inc. (S&P: AA+, Moody’s: Aa2), is providing a financial backstop, which covers the lease payments and related pass-through obligations.
-	NOI Contribution: Expected cumulative NOI contribution of $6.9 billion over the base lease term, translating to an expected average annual NOI contribution of $454 million.

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Upside Economics: Three 5-year renewal options increase potential contract value to approximately $17.7 billion; the Agreement grants Fluidstack a ROFO for up to an additional 1,000 MW of IT capacity at future expansion phases of the campus.

-	Delivery Timeline: Initial data hall at River Bend scheduled for completion and commissioning in Q2 2027, with additional data halls scheduled to come online over the balance of 2027.
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Project-level Financing: Up to 85% loan-to-cost (LTC) expected to be funded by J.P. Morgan, as lead left loan underwriter, and Goldman Sachs & Co. LLC, both of whom are expected to serve as loan underwriters, subject to the negotiation and execution of terms and definitive transaction agreements and customary closing conditions.

-	Operational Structure: Hut 8 and Fluidstack expect to execute an Operations Services Agreement for ongoing data center operations, backed by an additional Google backstop of payment obligations.

Asher Genoot, CEO of Hut 8, said: “River Bend reflects the strength of Hut 8’s power-first, innovation-driven development model, validated by the world-class counterparties we are executing alongside. This Agreement is the result of disciplined, patient execution as we focused on securing the right transaction, not just the first. Together with the State of Louisiana, Entergy, J.P. Morgan, Goldman Sachs, Vertiv, and Jacobs, we expect to deliver next-generation AI and high-performance computing infrastructure at scale, and we are committed to applying the same rigor and long-term focus as we advance commercialization across our broader development pipeline.”

Scalable, Partnership-Driven Execution Model

Hut 8 is developing River Bend through a scalable, partnership-driven execution model designed to de-risk project delivery. The Company has built a model around what it believes to be realistic, rigorously developed timelines, a comprehensive and integrated plan across the project lifecycle, and a roster of blue-chip partners aligned to defined functions of execution. This framework is designed to be repeatable as the Company scales across its broader development pipeline.

Asher Genoot, CEO of Hut 8, said: “Our execution model for River Bend brings the rigor and discipline that have long defined Hut 8’s approach to digital infrastructure development to a new category of infrastructure. By integrating industry-leading counterparties throughout the project lifecycle, we are strengthening delivery certainty and positioning River Bend to set a new standard for how next-generation AI infrastructure is designed and developed.”

J.P. Morgan (NYSE: JPM), as lead left loan underwriter and active loan structurer, and Goldman Sachs & Co. LLC (NYSE: GS) are expected to serve as loan underwriters in the project-level financing. The parties have reached commercial agreement on certain high-level terms for the financing, which is expected to provide 85% LTC. The closing of the financing remains subject to the negotiation and execution of terms and definitive transaction agreements and customary closing conditions.

Noah Wintroub, Global Chairman of Investment Banking for J.P. Morgan, said: “River Bend demonstrates how, when Hut 8 brings together the combination of innovative thinking, an aligned team, and institutional discipline to a rapidly evolving sector, it translates into real, enduring value. We’re proud to bring the full power of J.P. Morgan to bear for this project, Hut 8, and our communities to help them succeed. This project highlights our commitment to playing a role in helping America build the critical infrastructure needed to compete, while also creating jobs and investing in a region that is vital to our nation’s future.”

Jacobs Solutions (NYSE: J), a global Solutions Provider, and professional services firm, is engaged as EPCM (Engineering, Procurement and Construction Management) partner, in collaboration with Vertiv (NYSE: VRT), a global leader in critical infrastructure.

Bob Pragada, CEO of Jacobs, said: “Jacobs brings decades of global expertise in delivering complex infrastructure for Advanced Facilities to some of the most discerning clients in the world, and this partnership represents the next chapter in that work. Working within Hut 8’s development framework, we will apply our

End-to-End EPCM and program management expertise to execute with precision and predictability, keeping Safety, quality and timelines tightly aligned. Our collaboration with Hut 8 reflects the shared discipline and ambition needed to deliver a project we believe will become the benchmark for AI infrastructure.”

State Partnerships and Economic Impact

Hut 8 is developing River Bend in collaboration with key Louisiana stakeholders. Working with Entergy Louisiana (NYSE: ETR), Hut 8 secured an initial 330 MW of utility capacity for the campus, supporting the initial River Bend lease, with the potential to scale by up to an additional 1,000 MW of utility capacity. At that breadth, River Bend is expected to rank among the largest data center campuses globally and among the largest private capital projects in Louisiana’s history.

Governor Jeff Landry of Louisiana said: “Hut 8’s investment in River Bend demonstrates that Louisiana has the resources, leadership, and vision to compete for the most consequential opportunities in the world. By aligning with Hut 8’s power-first approach to digital infrastructure development, we will bring thousands of jobs and billions of dollars of investment into our economy, positioning Louisiana at the forefront of an industry that will define the decades ahead.”

Phillip May, President and CEO of Entergy Louisiana, said: “Louisiana continues to win. Hut 8’s investment in River Bend builds on our track record of attracting global-scale projects in the industries of the future. As the campus grows, it will further cement Louisiana’s position as a national leader in energy and innovation, creating thousands of jobs and reaffirming our ability to compete and win on the global stage.”

At the peak of construction, Hut 8 anticipates approximately 1,000 construction workers on-site. Once operational, the campus is expected to create 75 or more direct new jobs in West Feliciana Parish and 190 or more indirect and induced jobs, for a total of 265 or more potential new jobs across the Capital Region. Employment is expected to expand significantly as future phases of the campus are developed.

Secretary Susan Bourgeois of LED said: “River Bend demonstrates that Louisiana’s economic strategy is delivering results. This project will generate high-wage jobs and create pathways for Louisianans to build long-term careers in the industries of the future. It’s a clear example of how aligning policy, partnership and people translates into lasting opportunity.”

President Kenny Havard of West Feliciana Parish said: “For West Feliciana Parish, River Bend is a generational opportunity. It will create thousands of construction jobs, high-wage permanent positions, and new tax revenues that will strengthen our schools, healthcare, and public services for generations. We are grateful that Hut 8 chose our parish and is working with us to ensure the project reflects our community’s values and aspirations. River Bend puts West Feliciana firmly on the map as part of the global AI economy, and we are proud to play our role in it.”

Development Pipeline Update

In conjunction with the Transaction, Hut 8 has introduced a new category to its development framework: Energy Capacity Under Construction. This designation applies to sites where Hut 8 has executed a definitive offtake agreement and commenced construction activities. Projects in this category will transition into Energy Capacity Under Management once commercialized. The Transaction advances 330 MW of utility capacity from River Bend to Energy Capacity Under Construction.

Stage	Description	Utility Capacity As of December 17, 2025
Energy Capacity Under Diligence

Sites identified for large-load use cases such as high-performance computing and Bitcoin mining, industrial applications such as next-generation manufacturing, and other energy-intensive technologies. At this stage, Hut 8 assesses site potential by engaging with utilities, landowners, and other stakeholders to evaluate critical factors, including power availability, infrastructure readiness, fiber connectivity, and overall commercial viability.

5,685 MW

Energy Capacity Under Exclusivity

Sites where Hut 8 has secured a clear path to ownership through either: (1) an exclusivity agreement that prevents the sale of designated power and/or land capacity to another party or (2) a tendered interconnection agreement, confirming a viable path to securing power and infrastructure for deployment.

1,255 MW
Energy Capacity Under Development

Sites where Hut 8 is actively investing in development and commercialization by executing definitive land and/or power agreements, advancing site design and infrastructure buildout, and engaging with prospective customers.

1,230 MW
Energy Capacity Under Construction	Sites where Hut 8 has executed a definitive offtake agreement and commenced construction activities.	330 MW
Subtotal		8.500 MW
Energy Capacity Under Management	Commercialized capacity.	1,020 MW
Total		9,520 MW

Conference Call

The Company will host a conference call on Wednesday, December 17, 2025 at 12:00 p.m. ET to discuss the Transaction. Investors can join the live webcast at https://hut8.zoom.us/webinar/register/WN_FY30DzemQ3C4cS9Cw_TFQA.

Non-GAAP Financial Measures

This press release includes a non-GAAP financial measure, expected net operating income (NOI) contribution, which the Company defines as expected lease revenue for a particular lease less any non-reimbursable operating expenses attributable to the leased property. The Company’s management team uses expected NOI contribution to measure the expected operating performance of a particular lease. Operating income is the GAAP measure most directly comparable to expected NOI contribution. In evaluating expected NOI contribution, you should be aware that in the future the Company may incur non-reimbursable lease operating expenses that are not currently known. The Company’s presentation of expected NOI contribution should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Expected NOI contribution has important limitations as an analytical tool and you should not consider expected NOI contribution in isolation or as a substitute for analysis of results as reported under GAAP. For example, expected NOI contribution excludes the impact of selling, general and administrative expenses and depreciation and amortization, which have real economic effect and could materially impact the Company’s consolidated financial results. Other companies, including Real Estate Investment Trusts, may calculate expected NOI contribution differently than the Company does and, accordingly, the Company’s expected NOI contribution may not be comparable to similar measures published by such companies. No reconciliation of expected NOI contribution is included in this press release because the Company is unable to quantify certain amounts that would be required to be included in operating income without unreasonable efforts as such quantification would imply a degree of precision that would be confusing or misleading to investors.

Additional Transaction Information and Upcoming Communications

Hut 8 has made available on its website an investor presentation with further details regarding the Transaction.

For important news and information regarding the Company, including investor presentations and timing of future investor conferences, visit the Investor Relations section of the Company's website, hut8.com/investors, and its social media accounts, including on X and LinkedIn. The Company uses its website and social media accounts as primary channels for disclosing key information to its investors, some of which may contain material and previously non-public information.

About Hut 8

Hut 8 Corp. is an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases. We take a power-first, innovation-driven approach to developing, commercializing, and operating the critical infrastructure that underpins the breakthrough technologies of today and tomorrow. Our platform spans 1,020 megawatts of Energy Capacity Under Management, 330 megawatts of Energy Capacity Under Construction, and 1,230 megawatts of Energy Capacity Under Development, and across 19 sites in the United States and Canada: five Bitcoin mining, hosting, and Managed Services sites in Alberta, New York, and Texas; five high performance computing data centers in British Columbia and Ontario; four power generation assets in Ontario; one non-operational site in Alberta; three sites under development in Texas and Illinois; and one site under construction in Louisiana. For more information, visit hut8.com and follow us on X at @Hut8Corp.

Cautionary Note Regarding Forward-Looking Information

This press release includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this press release that address activities, events, or developments that Hut 8 expects or anticipates will or may occur in the future, including statements relating to the Company’s AI data center lease at River Bend, the total lease contract value over the lease term with and without extensions, the Company’s plan to implement and institutional-grade execution model designed to de-risk the project, expected NOI contribution of the lease, the potential extension of the lease term for up to three additional terms of five years each, Google’s commitment to backstop of the lease payments and related pass-through obligations under the lease, the anticipated delivery timeline for the site, the Company’s anticipated financing plan for the project, the potential execution of an additional Operations Services Agreement backed by an additional Google backstop of payment obligations, the Company’s potential expansion plans for the River Bend site, the Company’s development pipeline, and the Company’s future business strategy, competitive strengths, expansion, and growth of the business and operations more generally, and other such matters is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “allow”, “believe”, “estimate”, “expect”, “predict”, “can”, “might”, “potential”, “predict”, “is designed to”, “likely,” or similar expressions.

Statements containing forward-looking information are not historical facts, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by Hut 8 as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, risks relating to the construction of new data centers, including cost overruns, delays, supply chain issues, permitting or regulatory hurdles, unexpected technical challenges, and dependency on contractors; risks relating to the financing of new data centers, including the potential dilutive impact of equity issuances (if any), access to capital markets, timing and cost of financing, and market conditions such as increases in interest rates, declining equity valuations, volatility in credit markets, or tightening lending standards; risks impacting our ability to expand the power capacity at the River Bend campus, such as limitations of transmission and/or generation resources; failure of critical systems; geopolitical, social, economic, and other events and circumstances; competition from current and future competitors; risks related to power requirements; cybersecurity threats and breaches; hazards and operational risks; changes in leasing arrangements; Internet-related disruptions; dependence on key personnel; having a limited operating history; attracting and retaining customers; entering into new offerings or lines of business; price fluctuations and rapidly changing technologies; predicting facility requirements; strategic alliances or joint ventures; operating and expanding internationally; failing to grow hashrate; purchasing miners; relying on third-party mining pool service providers; uncertainty in the development and acceptance of the Bitcoin network; Bitcoin halving events; competition from other methods of investing in

Bitcoin; concentration of Bitcoin holdings; hedging transactions; potential liquidity constraints; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; trading volatility; and other risks described from time to time in Company’s filings with the U.S. Securities and Exchange Commission. In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at sec.gov and SEDAR+ profile at sedarplus.ca.

Contacts

Hut 8 Investor Relations
Sue Ennis
ir@hut8.com

Hut 8 Public Relations
Gautier Lemyze-Young

media@hut8.com